UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2015

Integral Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-28533	98-0163519
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

805 W. Orchard Drive, Suite 7
Bellingham, Washington 98225
(Address of principal executive offices)

Registrant’s telephone number, including area code: (360) 752-1982

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement

Integral Technologies, Inc. (the “Company”) and Hanwha Advanced Materials (“Hanwha”), formerly known as Hanwha L&C, amended that certain license agreement between the parties dated June 19, 2013, (the “License Agreement”) due to the sale of certain non-automotive related assets by Hanwha, including its former name Hanwha L&C, to a third party. This amendment is effective as of July 1, 2014 and no other provisions of the License Agreement were modified (the “Amended License Agreement”).

The foregoing summary of the Amended License Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Amended License Agreement, which shall be filed as an exhibit to the Company’s next periodic report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News release dated January 27, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2015

INTEGRAL TECHNOLOGIES, INC.

By:	/s/Doug Bathauer
Name:	Doug Bathauer
Title:	Chief Executive Officer